Exhibit 99.01

Severance Arrangement

CONFIDENTIAL SEVERANCE AND GENERAL RELEASE AGREEMENT

This Confidential Severance and General Release Agreement (“Severance Agreement”) is entered into between Paul Dal Santo (“Employee”) and Silicon Image, Inc. (“Company”).

WHEREAS, Employee has been employed by the Company; and

WHEREAS Employee and the Company desire to mutually, amicably and finally resolve and compromise all issues and claims surrounding Employee’s employment by the Company and the termination thereof.

NOW THEREFORE, in consideration for the mutual promises and undertakings of the parties as set forth below, Employee and the Company hereby enter into this Severance Agreement.

1. Effective Date. This Severance Agreement is effective on the eighth (8th) day after Employee signs it, as evidenced by the date opposite Employee’s name on the signature page hereof, and without revocation by him.

2.  Termination Date.   Employee’s last day of active work will be March 13, 2009. The effective date of Employee’s termination will be March 31, 2009 (“Termination Date).

3. Acknowledgement of Payment of all Wages and Consideration.  By signing below, Employee acknowledges that the Company has fully provided him with all his wages, including but not limited to salary, bonuses, commissions, and accrued unused vacation owed him by the Company, if any, as of March 31, 2009, the Termination Date.

4. Company’s Consideration.  As full, sufficient and complete consideration for Employee's promises and releases contained herein and following the Effective Date of this Severance Agreement, Company will provide the following, subject to all required taxes and deductions.

(a)	Severance in the gross amount of $350,000, equivalent to twelve (12) months of base salary, less required deductions, payable in a lump sum.

(b)
Subject in all cases to the terms of the applicable equity incentive plans under which they are issued, continuation of the vesting of your stock options to purchase shares of the Company’s common stock (“Options”) and restricted stock units (“RSUs”) in accordance with their terms through the Termination Date.

(c)
Subject to Employee’s timely enrollment in COBRA and subject to the terms of COBRA and the health plan(s), payment of premiums for coverage for medical, dental and vision benefits, to the extent of Employee’s participation and on the terms and conditions in effect immediately prior to the Termination date, through the earlier of March 31, 2010 or until Employee finds employment providing comparable health benefits.

(d)	Continued PTO accrual through the Termination Date.

(e)	Continued participation in 401K and FSA plans as applicable through the Termination Date, subject to the terms of the plan.

(f)	Executive career transition services through the Company’s preferred vendor up to a maximum of $15,000.00 and 12 months of services. Specifics will be provided by HR.

No other consideration will be provided.

Expense Reimbursement.  Employee acknowledges that he has submitted all expenses.  The Company has reimbursed or will reimburse all necessary and reasonable expenses in the normal course per its expense reimbursement policy.

5. Equity Awards.

(i)
Vested Options and RSUs.  Employee shall have that period of time following the Termination Date specified in the governing written stock option agreement to exercise any Options which are vested, outstanding and not exercised as of the Termination Date.  Employee shall be entitled to receive any shares of the Company’s common stock attributable to Employee’s outstanding RSUs that vest prior to or as of the Termination Date.

(b)	Unvested Options and RSUs. Any Options or RSUs which remain unvested as of the Termination Date shall expire effective as of the Termination Date.

6. General Release of Claims.

(a) In further consideration for the payment and undertakings described above, to the fullest extent permitted by law, Employee, individually and on behalf of his attorneys, representatives, successors, and assigns, does hereby completely release and forever discharge the Company, its affiliated and subsidiary corporations, and its and their shareholders, officers and all other representatives, agents, directors, employees, successors and assigns, from all claims, rights, demands, actions, obligations, and causes of action of any and every kind, nature and character, known or unknown, which Employee may now have, or has ever had, against them including but not limited to claims arising from or in any way connected with the employment relationship between the parties, any actions during the relationship, or the termination thereof.  This release covers all statutory, common law, constitutional and other claims, including but not limited to, all claims for wrongful discharge in violation of public policy, breach of contract, express or implied, breach of covenant of good faith and fair dealing, intentional or negligent infliction of emotional distress, intentional or negligent misrepresentation, discrimination, any tort, personal injury, or violation of statute including but not limited to Title VII of the Civil Rights Act, the Age Discrimination in Employment Act, the Americans with Disabilities Act, and the California Fair Employment and Housing Act, which Employee may now have, or has ever had.  The parties agree that any past or future claims for money damages, loss of wages, earnings and benefits, both past and future, medical expenses, attorneys’ fees and costs, reinstatement and other equitable relief, are all released by this Severance Agreement.

(b) Employee and the Company do not intend to release claims that Employee may not release as a matter of law, including but not limited to claims for indemnity under California Labor Code section 2802.

(c) To the fullest extent permitted by law, any dispute regarding the scope of this general release shall be determined by an arbitrator under the procedures set forth in the arbitration clause below.

7. Waiver of Unknown Claims. Employee has read or been advised of Section 1542 of the Civil Code of the State of California, which provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
Employee understands that Section 1542 gives him the right not to release existing claims of which he is not now aware, unless he voluntarily chooses to waive this right.  Having been so apprised, he nevertheless hereby voluntarily elects to and does waive the rights described in Section 1542, and elects to assume all risks for claims that now exist in his favor, known or unknown.

8. Non-Admission.  It is understood and agreed that this is a compromise settlement and that neither this Severance Agreement itself nor the furnishing of the consideration for this Severance Agreement shall be deemed or construed as an admission of liability or wrongdoing of any kind by the Company.

9. Covenant Not to Sue.

(a) To the fullest extent permitted by law, at no time subsequent to the execution of this Severance Agreement will Employee pursue, or cause or knowingly permit the prosecution, in any state, federal or foreign court, or before any local, state, federal or foreign administrative agency, or any other tribunal, any charge, claim or action of any kind, nature and character whatsoever, known or unknown, which he may now have, has ever had, or may in the future have against the Company and/or any officer, director, employee or agent of the Company, which is based in whole or in part on any matter released by this Severance Agreement.

(b) Nothing in this paragraph shall prohibit Employee from filing a charge or complaint with a government agency such as but not limited to the Equal Employment Opportunity Commission, the National Labor Relations Board, the Department of Labor, the California Department of Fair Employment and Housing, or other applicable state agency. However, Employee understands and agrees that, by entering into this Severance Agreement, he is releasing any and all individual claims for relief, and that any and all subsequent disputes between the Company and Employee shall be resolved in arbitration.

(c) Nothing in this Severance Agreement shall prohibit or impair Employee or the Company from complying with all applicable laws, nor shall this Severance Agreement be construed to obligate either party to commit (or aid or abet in the commission of) any unlawful act.

10. Waiver of Right to Reemployment. Employee agrees that he will not be entitled to any further employment with the Company.  He therefore waives any claim now or in the future to other employment or reemployment with the Company, or any of its related entities, and agrees that he will not apply for nor accept employment with the Company or any of its related entities in the future.

11. Nondisparagement.  Employee agrees that he will refrain from making any adverse, derogatory or disparaging statements about the Company, its board of directors, officers, management, practices or procedures, or business operations to any person or entity.  Nothing in this paragraph shall prohibit Employee from providing truthful information in response to a subpoena or other legal process.

12. Return of Company Property; Obligation to Protect Proprietary Information.  To the extent Employee has not already done so, he agrees to return to the Company all Company property, including but not limited to the files and documents, whether electronic or hardcopy, and whether in Employee’s possession or under his/her control. Employee also understands that whether he signs this Severance Agreement or not, he must maintain the confidentiality of Company trade secrets, confidential and/or proprietary information (“Proprietary Information”), and not make use of any Proprietary Information on behalf of anyone. Further, Employee shall continue to comply with the terms and conditions of the Employee Inventions and Confidentiality Agreement between Employee and the Company, attached hereto as Exhibit A.

13. Savings Clause. Should any of the provisions of this Severance Agreement be determined to be invalid by a court, arbitrator, or government agency of competent jurisdiction, it is agreed that such determination shall not affect the enforceability of the other provisions herein. Specifically, should a court, arbitrator, or agency conclude that a particular claim may not be released as a matter of law, it is the intention of the parties that the general release, the waiver of unknown claims, and the covenant not to sue above shall otherwise remain effective to release any and all other claims.

14. Complete and Voluntary Severance Agreement. This Severance Agreement constitutes the entire understanding of the parties on the subjects covered.  Employee expressly warrants that he has read and fully understands this Severance Agreement; that he has had the opportunity to consult with legal counsel of his own choosing and to have the terms of the Severance Agreement fully explained to him; that he is not executing this Severance Agreement in reliance on any promises, representations or inducements other than those contained herein; and that he is executing this Severance Agreement voluntarily, free of any duress or coercion.

15. Modification.  No modification, amendment or waiver of any provision of this Severance Agreement shall be effective unless in writing signed by Employee and an authorized representative of the Company.

16. Confidential Information.    Employee further agrees that the terms and conditions of this Severance Agreement, including the Exhibit, are strictly confidential and shall not be disclosed to any other persons except his counsel, immediate family, taxing authorities in connection with his/her filing of federal or state tax returns, or to financial advisors in order to comply with income tax filing requirements, or as required by legal process or applicable law, provided however, that Employee shall notify Company if such disclosure is sought, allowing Company the opportunity to object to such disclosure.  Notwithstanding the above, Employee and the Company understand and agree that this Severance Agreement may need to be filed with the Securities and Exchange Commission or other agencies to comply with legal requirements.

17. No Cooperation.  Employee agrees that he will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company and/or any officer, director, employee, agent, representative, shareholder or attorney of the Company, unless under a subpoena or other court order to do so.  Employee further agrees both to immediately notify the Company upon receipt of any court order, subpoena, or any legal discovery device that seeks or might require the disclosure or production of the existence or terms of this Severance Agreement, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or legal discovery device to the Company.

18. Non-Solicitation.  Employee agrees that for a period of eighteen (18) months immediately following the Termination Date, Employee shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees or consultants to leave their employment or consultancy, or take away such employees or consultants, or attempt to solicit, induce, recruit, encourage, or take away employees or consultants of the Company, either for himself or any other person or entity.  Employee further agrees not to otherwise interfere with the relationship of the Company or any of its subsidiaries or affiliates with any person who, to the knowledge of Employee, is employed by or otherwise engaged to perform services for the Company or its subsidiaries or affiliates (including, but not limited to, any independent sales representatives or organizations)

19. Costs.  The Parties shall each bear their own costs, expert fees, attorneys’ fees and other fees incurred in connection with this Severance Agreement except as specifically set forth herein.

20. Tax Consequences.  The Company makes no representations or warranties with respect to the tax consequences of the payment of any sums to Employee under the terms of this Severance Agreement.  Employee agrees and understands that he is responsible for payment, if any, of local, state and/or federal taxes on the sums paid hereunder by the Company and any penalties or assessments thereon and that all such sums shall be paid less all applicable withholdings and deductions.  Employee further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of Employee’s failure to pay federal or state taxes or damages sustained by the Company by reason of any such claims, including reasonable attorneys’ fees.

21. Arbitration.  The parties agree that any controversy or claim arising out of or relating to this Severance Agreement, or the breach thereof, shall be submitted to the American Arbitration Association (“AAA”) and that a neutral arbitrator will be selected in a manner consistent with its National Rules for the Resolution of Employment Disputes.  The arbitration proceedings will allow for discovery according to the rules set forth in the National Rules for the Resolution of Employment Disputes (the “Rules”).  All arbitration proceedings shall be conducted in Santa Clara County, California.

Arbitration shall be the sole, exclusive and final remedy for any dispute between Employee and the Company.  Accordingly, except as provided for by the Rules, neither Employee nor the Company will be permitted to pursue court action regarding claims that are subject to arbitration.  The Parties expressly waive any entitlement to have such controversies decided by a court or a jury.  In addition to the right under the Rules to petition the court for provisional relief, Employee agrees that any party may also petition the court for injunctive relief where either party alleges or claims a violation of this Severance Agreement in particular the Employee Inventions and Confidentiality Agreement between Employee and the Company, Exhibit A to this Severance Agreement.

22. Authority.  The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Severance Agreement.  Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Severance Agreement.

23. Code Section 409A.  If any payments or benefits due under this Severance Agreement would subject Employee to any penalty tax imposed under Section 409A of the Internal Revenue Code of 1986, as amended, if such payments and benefits were made at the time as contemplated herein, then the Parties agree to cooperate with each other and to take reasonably necessary steps to avoid the imposition of any such penalty tax.

24. No Waiver.  The failure of any party to insist upon the performance of any of the terms and conditions in this Severance Agreement, or the failure to prosecute any breach of any of the terms and conditions of this Severance Agreement, shall not be construed thereafter as a waiver of any such terms or conditions.  This entire Severance Agreement shall remain in full force and effect as if no such forbearance or failure of performance had occurred.

25. Governing Law.  This Severance Agreement shall be deemed to have been executed and delivered within the State of California, and it shall be construed, interpreted, governed, and enforced in accordance with the laws of the State of California, without regard to conflict of law principles.  To the extent that either party seeks injunctive relief in any court having jurisdiction for any claim relating to the alleged misuse or misappropriation of trade secrets or confidential or proprietary information, each party hereby consents to personal and exclusive jurisdiction and venue in the state and federal courts of the State of California.

26. Attorneys’ Fees.  In the event that either Party brings an action to enforce or affect its rights under this Severance Agreement, the prevailing party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, plus reasonable attorneys’ fees, incurred in connection with such an action.

27. Counterparts.  This Severance Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

28. Successors and Assigns.  This Severance Agreement, and any and all rights, duties, and obligations under this Severance Agreement, will not be assigned, transferred, delegated, or sublicensed by Employee without the Company’s prior written consent.

29. Notice and Revocation Period. Employee acknowledges that the Company advised him to consult with an attorney prior to signing this Severance Agreement; that he understands that he has twenty-one (21) days in which to consider whether he should sign this Severance Agreement; and that he further understands that if he signs this Severance Agreement, he will be given seven (7) days following the date on which he signs this Severance Agreement to revoke it and that this Severance Agreement will not be effective until after this seven-day period has expired without revocation by him/her. Any revocation must be in writing and timely delivered to Human Resources.

EMPLOYEE AGREES TO SIGN THIS SEVERANCE AGREEMENT NO EARLIER THAN MARCH 31, 2009.

Dated:  March 31, 2009                                                                                     /s/ William Hammack
                                          For Silicon Image, Inc.

DO NOT SIGN THIS AGREEMENT BEFORE MARCH 31, 2009

Dated:  March 31, 2009                                                                                     _/s/ Paul Dal Santo
          Paul Dal Santo